UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – March 21, 2011

VUZIX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53846	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

75 Town Centre Drive, Rochester, New York 14623
(Address of Principal Executive Offices)   (Zip Code)

(585) 359-5900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 21, 2011, Vuzix Corporation ("Vuzix ") entered into a Loan and Security Agreement dated as of March 21, 2011 ("Loan Agreement") with Bridge Bank National Association (the "Lender") pursuant to which the Lender extended a revolving line of credit to Vuzix of up to $2,000,000 (the “Loan”).  The Loan may be drawn and repaid from time to time for a period of up to 24 months from the date of the Loan Agreement.  Advances under the Loan Agreement cannot exceed the lesser of $2,000,000 or the Borrowing Base.  The Borrowing Base is eighty percent (80%) of Vuzix’ Eligible Accounts, as determined by the Lender.  Eligible Accounts are domestic accounts receivable arising in the ordinary course of Vuzix’ business, excluding (a) certain categories of accounts that are set forth in the Loan Agreement and (b) accounts due from the United States Government except as set forth in the  Loan Agreement.  The Borrowing Base includes foreign accounts receivable that are supported by letters of credit or are approved by the Lender.

The Loan is due on March 21, 2013.  Advances in excess of the Borrowing base must be repaid immediately.

The Loan bears interest at a variable rate per annum, equal to the greater of 4.5% or 1.25% above the rate announced from time to time by the Lender as its “prime rate”.  Interest is payable monthly.

The Loan is secured by a security interest in all of the assets of Vuzix.  The security interest in all of  the assets of Vuzix other than its Intellectual Property and its accounts receivable is subordinate to the security interest granted to LC Capital Master Fund Ltd. (“LC Fund”), as described by Vuzix in its form 8-K filed with the Securities and Exchange Commission on December 30, 2010.

The Loan Agreement contains certain covenants, including covenants to meet certain EBITDA targets for each of its calendar quarters while the Loan is outstanding, and includes certain defaults including, but not limited to, payment defaults, defaults in the observance of covenants contained in the Loan Agreement or in other agreements between Vuzix and the Lender, insolvency and certain judgments being entered against Vuzix.

Vuzix and the Lender entered into a separate Intellectual Property Security Agreement that supplements the provisions of the Loan Agreement and grants the Lender a security interest in all of Vuzix’s right, title and interest in its intellectual property.

The Lender and LC Fund entered into an Intercreditor Agreement dated as of March 21, 2011, pursuant to which each of them agreed, among other things, to subordinate certain of its security interest in the assets of Vuzix to the security interest of the other.

In connection with the Loan Agreement, Paul Travers, John Burtis, Kopin Corporation and Vast Corporation, each agreed to subordinate their security interests in the assets of Vuzix to their security interests in the assets of Vuzix.

The Loan Agreement, the Intellectual Property Security Agreement, the Intercreditor Agreement between the Lender and LC Fund and the subordination agreements between the Lender and Paul Travers and John Burtis, Kopin Corporation and Vast Corporation, respectively, have been included as exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, in this Current Report on Form 8-K. Please review these documents for additional information regarding the terms of these agreements.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)           (1)           On March 21, 2011, Vuzix entered into the Loan Agreement with the Lender.

(2)            Pursuant to the Loan Agreement, the Lender agreed to extend to Vuzix a revolving line of credit or up to $2,000,000 (the “Loan”).   Interest on the Loan is payable monthly.  The Loan is payable in full on March 21, 2013.  Repayment of the Loan can be accelerated upon the occurrence of an Event of Default, as described in the Loan Agreement.   Events of Default include (but are not limited to) payment defaults, defaults in the observance of covenants contained in the Loan Agreement or in other agreements between Vuzix and the Lender, insolvency and certain judgments being entered against Vuzix.  The Loan is secured by the assets of Vuzix.

Reference is made to Item 1.01A of this report on Form  8-K , to the Loan Agreement and to the other documents described in Item 1.10A for a complete statement of the terms of the Loan.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Exhibits

Following is the Index of Exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

10.1	Loan and Security Agreement, dated as of March 21, 2011, by and between Vuzix and the Lender.

10.2	Intellectual Property Security Agreement dated as of March 21, 2011, by and between Vuzix and the Lender.

10.3	Intercreditor Agreement dated as of March 21, 2011 by and between the Lender and LC Fund.

10.4	Subordination Agreement dated as of March 21, 2011 by and between Kopin Corporation and the Lender.

10.5	Subordination Agreement dated as of March 21, 2011 by and between Vast Corporation and the Lender.

10.6	Subordination Agreement dated as of March 21, 2011 by and between Paul Travers and John Burtis, on the one hand, and the Lender on the other hand.

99.1	Press release issued by Vuzix on March 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VUZIX CORPORATION

Date: March 25, 2011	By:	/s/ Paul Travers
	Name:	Paul Travers
	Title:	President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of March 21, 2011, by and between Vuzix and the Lender.

10.2	Intellectual Property Security Agreement dated as of March 21, 2011, by and between Vuzix and the Lender.

10.3	Intercreditor Agreement dated as of March 21, 2011 by and between the Lender and LC Fund.

10.4	Subordination Agreement dated as of March 21, 2011 by and between Kopin Corporation and the Lender.

10.5	Subordination Agreement dated as of March 21, 2011 by and between Vast Corporation and the Lender.

10.6	Subordination Agreement dated as of March 21, 2011 by and between Paul Travers and John Burtis, on the one hand, and the Lender on the other hand.

99.1	Press release issued by Vuzix on March 22, 2011.